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                                                                   Exhibit 10.16
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C-QUENTIAL
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                            CONTRACT OF EMPLOYMENT



This Agreement is made on the 26th day of August 2000 between the company c-quential (hereinafter termed 'the Company') of the one part and Mr. Robert Broadley of [ENTER ADDRESS] (hereinafter termed 'the Employee') of the other part.

Now it is hereby agreed as follows:

1.   TERM

     The Employee shall be and is hereby appointed Chief Financial Officer (hereinafter termed 'the Position') of the Company c-quential.

     Such employment shall continue for an indefinite period of time unless and until this Agreement shall be terminated by not less than 2 months notice in writing given by either party to the other.

2.   STARTING DATE

     This appointment will be with effect from a date to be mutually agreed.

3.   PRIOR SERVICE

     No period of service with any previous employer will be regarded as continuous with your employment hereunder with the Company.

4.   DUTIES

     The Employee shall, unless prevented by ill health during the continuance of this Agreement, devote the whole of his time attention and abilities to the business and affairs of the Company.

     In his position, the Employee shall faithfully and diligently serve the Company and competently and to the best of his ability carry out such duties of whatsoever nature and exercise such powers as are assigned to or vested in him by the c-quential CEO for the time being and whether such duties and powers are in respect of the Company's own undertaking or business or the undertaking or business of any subsidiary or associated company of the Company, such subsidiaries or associated companies being hereinafter termed 'the related companies'.
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                      c-quential - Contract of Employment                      2
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     In the performance of such duties, the Employee shall be responsible to the
     CEO for the time being and shall in all respects conform to and comply with such directions and regulations as may be made by the CEO and shall use his best endeavours to promote the interests of the Company.

     The Employee's duties and responsibilities will be as detailed in the attached Job Description, but this Job Description should not be regarded as exclusive or exhaustive. There will be other occasional duties and requirements associated with the Employee's appointment and, in addition, as a term of his employment, the Employee may be required to undertake various other duties as may be reasonably required of him.

5.   COMPENSATION

     The base salary will be at the rate of (Pounds) 140 000 per annum paid in twelve equal instalments.

     In addition to this base salary, the Employee will be eligible to an annual performance bonus of up to a maximum of 50 % of his base salary, on achievement of qualitative and quantitative objectives to be mutually agreed between the Employee and the Company.

     The Employee's entitlement to pay during sickness is detailed in the attachment.

6.   BONUSES OR GRATUITIES

     Any additional bonus or other gratuity in excess of the total annual compensation paid to the Employee (and related payments required by law) will be at the sole discretion of the Company and shall not be treated as agreed compensation; as such the Company will not be under any obligation to repeat such gratuitous payments in subsequent years.

7.   PENSION AND OTHER BENEFITS

     Unless the Employee elects otherwise, he will be enrolled into the Pension Plan that benefits to c-quential employees.

     (a) His life is insured by the Company under its non-contributory Life Assurance Plan immediately upon his joining the Company.

     (b) He will, on the first day of the month co-incident with or immediately following his date of commencement with the Company,
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                      c-quential - Contract of Employment                      3
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     become a member of the Arthur D. Little Ltd. Pension Investment Plan. The
     rate of contribution and benefits offered under the Plan are set out in the explanatory booklet which is enclosed.

     (c) He will be enrolled into the Company's non-contributory Disability Assurance Plan with effect from the first day of the month following his date of commencement with the Company. Under this Plan, he would receive benefit in the event of his becoming totally disabled.

8.   PRIVATE PATIENTS' PLAN

     At the present time, the Company is operating under Private Patients' Plan a Group scheme to secure certain health care benefits for its employees and their immediate dependants under PPP Corporate Health Plan C. Membership of this scheme is optional and the Employee will become eligible to join on the first day of the month following his date of commencement with the Company. The Company will bear the full cost of such membership.

     Full details of the Plan will be supplied to the Employee on joining the Company.

9.   TRAVEL ACCIDENT INSURANCE

     While travelling on Company business, the Employee will be insured at Company expense under an accident insurance policy with a death benefit, for the time being, of four times your Standard Compensation, subject to minimum and maximum benefits of US $200,000 and $1,000,000 respectively.

10.  TRAVEL AND EXPENSES

     The Company shall provide the Employee with the use of a motor car in accordance with the Company's executive car policy for the time being in force or a cash alternative of (Pounds) 10, 000 per annum.

     The Company shall reimburse to the Employee all travelling and other expenses necessarily incurred by him on behalf of the Company in the proper execution of his duties.

11.  SEASON TICKET LOANS

     At the present time, the Company offers a discretionary interest-free loan scheme for the purchase of annual season tickets. The total
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                      c-quential - Contract of Employment                      4
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     loan available will be equivalent of one month's salary and repayment will be by eleven equal deductions from salary.

     Full details of the scheme will be supplied to the Employee on joining the Company.

12.  HOURS OF WORK

     A five-day week is in operation, the basic hours of work being from Monday to Friday, 08.45 to17.30, with a break of three-quarters of an hour for lunch.

13.  MEDICAL EXAMINATION

     During his employment, the Employee will undergo an annual medical examination at the Company's expense and by such Doctor as the Company shall nominate and any report of such examination shall be made to the Company by such Doctor and shall remain the property of the Company.

14.  HOLIDAYS

     The annual paid holiday will be five weeks (25 working days), raising to six weeks (30 working days) with effect from January 2001, to be taken with the prior consent of the CEO or his authorised representative.

     Holiday is on a calendar year basis and, for any period of service shorter than a year, will be calculated pro-rata. Each year a portion of this leave entitlement is to be taken, at the discretion of the CEO or his authorised representative, over the Christmas and New Year period. The normal Bank and public holidays are in addition to the annual leave allowance.

     Outstanding holiday entitlement not to exceed 10 days may be carried forward from one year to the next with the prior consent of the Managing Director or his authorised representative.

     The holiday year runs from 1st January to 31st December in the same year.
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                      c-quential - Contract of Employment                      5
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15.  SICK LEAVE

     In the event of an absence due to illness or accidental injury, the Employee will be required to notify the Company on the first working day of absence. In addition, he should produce or send to the Company a medical certificate for any period of absence of seven consecutive days or longer (including weekends). He should keep the Company regularly informed each week of his medical progress and expected date of return. Further medical certificates should be submitted regularly throughout the period of absence and a final certificate may be required on recommencing work. Any payment due to illness or accidental injury will be entirely at the discretion of the Managing Director or his authorised representative. These provisions will not affect his right to receive any Statutory Sick Pay (SSP) for which the Employee may qualify.

16.  DISCHARGE OF DUTIES

     This appointment will be on a full-time basis, working exclusively for the Company. The Employee's duties will be subject to the direction and control of the Company through the CEO or his authorised representative at our London office.

     The Employee will be based at the LONDON office, although his work may involve visits to other locations both in the U.K. and overseas.

     It is a condition of this employment with the Company that the Employee will comply with the Company's code on Ethics, Conduct and Conflict of Interest, a copy of which will be provided upon joining and is available for prior review from the personnel office.

17.  SECRECY

     The Employee shall not either during the currency of this Agreement or thereafter without the consent of the CEO being first obtained divulge to any person whatsoever or use for the benefit of anyone other than the Company or its related companies any secrets of the Company or any confidential research information and design techniques of a confidential nature or any confidential information concerning the business accounts or finance of the Company or its related companies or any of its or their transactions or affairs which may have come to his knowledge during the course of his service with the Company or with any such related as aforesaid. And in addition the Employee shall use his best endeavours to prevent the publication or disclosure of any such secrets research information design techniques or information as aforesaid.
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                      c-quential - Contract of Employment                      6
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     All records and documents made by the Employee or in his possession relating to the matters aforesaid shall be and remain the property of the Company or of its related companies as the case may be and the Employee shall hand the same over to the Company at any time on demand and in any event on the termination of his employment.

18.  INVENTIONS

     If the Employee shall during the continuance of this Agreement invent or discover any process or invention relating to the businesses of the Company or its related companies or become possessed of any such invention or discovery it shall become the property of the Company and the Employee at the request and expense of the Company shall do all acts and things necessary for obtaining a patent or patents for the same if patentable or otherwise making the same available to the Company.

19.  NON-SOLICITATION

(a) Upon the termination of his employment for whatever reason, the Employee shall not as principle servant or agent:

     (i) for a period of one year from the date of such termination, solicit in competition with the Company or any of its related companies the custom of any person firm company or organisation who at any time during the 12 months ending upon the date of such termination shall have been a customer of the Company or any of its related companies;

     (ii) for a period of one year from the date of such termination in competition with any associated company of the Company, solicit the custom of any person firm company or organisation who at any time during the 12 months ending upon the date of such termination shall have been a customer of such related company and shall have been a customer with whom the Employee shall have been in contact in respect of such service in the performance of his duties at any time during the said period 12 months ending upon the date of such termination.

(b) The Employee hereby agrees that he will not after the termination of his employment either personally or by his agent directly or indirectly:

     (i) at any time represent himself as being in any way connected with or interested in the business of the Company or the business of any of its related companies;
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                      c-quential - Contract of Employment                      7
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     (ii)  at any time use or disclose to any person firm company or organisation any confidential information directly relating to the affairs of the Company or any of its related companies or of any customer of the Company or of any such related company which may have been acquired by him in the course of or incidental to his employment by the Company or by any of its related companies or of any such customer as aforesaid;

     (iii) for a period of 12 months after the termination of his employment either on his own account or for any other person, firm, company or organisation solicit interfere with or endeavour to entice away from the Company or from any of its related companies any employee of the Company or any employee of its related companies as aforesaid.

20.  OTHER EMPLOYMENT

     During the continuance of this Agreement the Employee shall not without the consent of the CEO directly or indirectly be engaged concerned or interested in any other business or occupation whatsoever either alone or jointly with or as a Director, Manager, Agent or Employee of any person firm company or organisation.

21.  TERMINATION

     The appointment will be terminable by two months' notice by either party or such statutory minimum period of notice as is required under the law in force at the date of termination, whichever is the greater, or as otherwise mutually agreed.

     Full details of the minimum periods of notice in operation at any time may be obtained on request from the Company Secretary or his authorised representative.

22.  CANCELLATION OF PREVIOUS AGREEMENT

     This Agreement is in substitution for and supersedes all previous contracts of service and arrangements whether written, oral or implied between the Company and the Employee relating to the service of the Employee or between the Employee and any related company all which Agreements and arrangements shall be deemed to have been terminated by mutual consent as from the Commencement Date.
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23.  ARBITRATION

     If he has any grievance or complaint concerning his employment with the Company, the Employee is invited to raise the matter with the Company Human Resources Director either orally or in writing, whose decision on the matter shall be final.

24.  INTERPRETATION

     In this Agreement, the following expressions shall have the meanings assigned to them herein:

(a) 'Subsidiary': Any company which for the time being is a subsidiary of the Company as defined by the Companies Act as amended for the time being in force;

(b) 'Associated Company': Any company which for the time being is a holding company as such expression is defined by the Companies Act as amended for the time being in force or any subsidiary of any such holding company.

25.  LAW

     This Agreement shall be subject to the law of United Kingdom.

26.  OTHER ASPECTS OF EMPLOYMENT

     All other aspects of the Employee's employment with the Company not herein covered shall be dealt with in accordance with the Company's policies, or, failing a policy in the matter in accordance with English common law.

27.  MISCELLANEOUS

     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company.
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28.  AGREEMENT

     If you are willing to accept the terms of this contract, please sign and date this document below. Please retain one copy and return the other to Personnel at the Company's address.


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            The Employee                                 The Company
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I acknowledge receipt of a copy of the above,     Name :
and hereby agree to the terms and particulars
of my employment as detailed therein.
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                                                  Position :
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Date :                                            Date :

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Signature :                                       Signature :

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